Exhibit 4.1

Execution Version

SOUTHWEST AIRLINES CO.

AND

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of May 1, 2020

to

Indenture dated as of September 17, 2004

1.250% Convertible Senior Notes due 2025

i

ii

FIRST SUPPLEMENTAL INDENTURE, dated as of May l, 2020 (this “Supplemental Indenture”), between Southwest Airlines Co., a Texas corporation, as issuer (the “Company” as more fully set forth in Section 1.01), and Wells Fargo Bank, National Association, a national banking association organized under the laws of the United States of America, as trustee (the “Trustee,” as more fully set forth in Section 1.01), supplementing the Indenture, dated as of September 17, 2004, between the Company and the Trustee (the “Base Indenture” and the Base Indenture, as amended and supplemented by this Supplemental Indenture, and as it may be further amended or supplemented from time to time with respect to the Notes, the “Indenture”).

W I T N E S S E T H:

WHEREAS, the Company executed and delivered the Base Indenture to the Trustee to provide, among other things, for the issuance, from time to time, of the Company’s Securities, in an unlimited aggregate principal amount, in one or more series to be established by the Company under, and authenticated and delivered as provided in, the Base Indenture;

WHEREAS, Section 2.03 of the Base Indenture provides for the Company to issue Securities thereunder in the form and on the terms set forth in an Officers’ Certificate (as defined in the Base Indenture) or one or more indentures supplemental thereto;

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of a series of Securities designated as its 1.250% Convertible Senior Notes due 2025 (the “Notes”), initially in an aggregate principal amount of $2,300,000,000, and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Supplemental Indenture; and

WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, the Form of Notice of Conversion, the Form of Fundamental Change Repurchase Notice and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided.

NOW, THEREFORE, THE INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Securityholders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Securityholders from time to time of the Notes (except as otherwise provided below), as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definitions and References. For all purposes of this Supplemental Indenture and the Notes, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article 1 shall have the respective meanings assigned to them in this Article 1 and include the plural as well as the singular and, to the extent applicable, supersede the definitions thereof in the Base Indenture;

(b) all words, terms and phrases defined in the Base Indenture (but not otherwise defined herein) shall have the same meanings as in the Base Indenture;

(c) the words “herein,” “hereof” and “hereunder” and other words of similar import (i) when used with regard to any specified Article, Section or sub-division, refer to such Article, Section or sub-division of the Base Indenture or the Supplemental Indenture, as applicable, and (ii) otherwise, refer to the Base Indenture or the Supplemental Indenture, as applicable, as a whole and not to any particular Article, Section or other subdivision. The term “or” is not exclusive; and

(d) references to “Sections” and “Articles” without reference to the Base Indenture are to the Sections and Articles of this Supplemental Indenture.

“Additional Interest” means all amounts, if any, payable pursuant to Section 5.03.

“Additional Shares” shall have the meaning specified in Section 7.03(a).

“Base Indenture” has the meaning specified in the first paragraph of this Supplemental Indenture.

“Bid Solicitation Agent” means the Company or the person appointed by the Company to solicit bids for the Trading Price of the Notes in accordance with Section 7.01(b)(i). The Company shall initially act as the Bid Solicitation Agent. The Company may appoint a replacement Bid Solicitation Agent without prior notice to the Securityholders (but will provide notice thereof to the Trustee).

“Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Capital Stock” means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock.

“Cash Settlement” shall have the meaning specified in Section 7.02(a).

“close of business” means 5:00 p.m. (New York City time).

“Combination Settlement” shall have the meaning specified in Section 7.02(a).

“Commission” means the U.S. Securities and Exchange Commission.

“Common Equity” of any person means Capital Stock of such person that is generally entitled (a) to vote in the election of directors of such person or (b) if such person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such person.

“Common Stock” means the common stock of the Company, par value $1.00 per share, at the date of this Supplemental Indenture, subject to Section 7.07.

“Common Stock Change Event” shall have the meaning specified in Section 7.07(a).

“Company” shall have the meaning specified in the first paragraph of this Supplemental Indenture and shall include its successors and assigns.

“Company Order” means a written order signed in the name of the Company by an Officer.

“Conversion Agent” shall have the meaning specified in Section 4.01.

“Conversion Date” shall have the meaning specified in Section 7.02(c).

“Conversion Obligation” shall have the meaning specified in Section 7.01(a).

“Conversion Price” means as of any time, $1,000, divided by the Conversion Rate as of such time.

“Conversion Rate” shall have the meaning specified in Section 7.01(a).

“Corporate Trust Office” means the office of the Trustee and the Paying Agent at which, at any particular time, its corporate trust business shall be administered, which office at the date hereof is located at Wells Fargo Bank, National Association, 600 South 4th Street, 6th Floor, Minneapolis, MN 55415, or such other address as the Trustee or the Paying Agent, as applicable, may designate from time to time.

“Custodian” means, with respect to any Global Security, the Trustee, as custodian for The Depository therefor, with respect to the safekeeping of such Global Security.

“Daily Conversion Value” means, for each of the 20 consecutive Trading Days during the relevant Observation Period, 1/20th of the product of (a) the Conversion Rate on such Trading Day and (b) the Daily VWAP for such Trading Day.

“Daily Measurement Value” means the Specified Dollar Amount, if any, divided by 20.

“Daily Settlement Amount,” for each of the 20 consecutive Trading Days during the relevant Observation Period, shall consist of:

(a) cash in an amount equal to the lesser of (i) the Daily Measurement Value and (ii) the Daily Conversion Value on such Trading Day; and

(b) if the Daily Conversion Value on such Trading Day exceeds the Daily Measurement Value, a number of shares of Common Stock equal to (i) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (ii) the Daily VWAP for such Trading Day.

“Daily VWAP” means, for each of the 20 consecutive Trading Days during the relevant Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “LUV <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Default Settlement Method” means, initially, Combination Settlement with a Specified Dollar Amount of $1,000 per $1,000 principal amount of Notes; provided, however, the Default Settlement Method may be changed from time to time by the Company in accordance with Section 7.02(a)(iii).

“Defaulted Amounts” means any amounts on any Note (including, without limitation, the Fundamental Change Repurchase Price, principal and interest) that are payable but are not punctually paid or duly provided for.

“Depositary” means, with respect to each Global Security, The Depository Trust Company (or such other entity specified in the Company Order directing the Trustee to authenticate such Global Security), until a successor shall have been appointed and become such pursuant to the applicable provisions of this Supplemental Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Designated Institution” shall have the meaning specified in Section 7.11.

“Distributed Property” shall have the meaning specified in Section 7.04(c).

“Effective Date” shall have the meaning specified in Section 7.03(c), except that, as used in Section 7.04 and Section 7.05, “Effective Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

“Event of Default” shall have the meaning specified in Section 5.01.

“Ex-Dividend Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market. For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of shares of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Election” shall have the meaning specified in Section 7.11.

“Form of Assignment and Transfer” means the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.

“Form of Fundamental Change Repurchase Notice” means the “Form of Fundamental Change Repurchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.

“Form of Note” means the “Form of Note” attached hereto as Exhibit A.

“Form of Notice of Conversion” means the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

“Fundamental Change” shall be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs:

(a) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its Wholly Owned Subsidiaries and the employee benefit plans of the Company and its Wholly Owned Subsidiaries, files a Schedule TO or any schedule, form or report under the Exchange Act that discloses that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Equity representing more than 50% of the voting power of the Company’s Common Equity;

(b) the consummation of (i) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination or change in par value) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (ii) any share exchange, consolidation or merger of the Company pursuant to which all of the Common Stock will be converted into or exchanged for cash, securities or other property or assets; or (iii) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any person other than one of the Company’s Wholly Owned Subsidiaries; provided, however, that a transaction described in subclause (ii) above in which the holders of all classes of the Company’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions vis-à-vis each other as such ownership immediately prior to such transaction shall not be a Fundamental Change pursuant to this clause (b);

(c) the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

(d) the Common Stock (or other common stock underlying the Notes) ceases to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors);

provided, however, that a transaction or transactions described in clauses (a) or (b) above shall not constitute a Fundamental Change if at least 90% of the consideration received or to be received by the common shareholders of the Company, excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ statutory appraisal rights, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and such transaction or transactions constitute a Common Stock Change Event whose Reference Property includes such consideration.

For purposes of the definition of “Fundamental Change,” any transaction that constitutes a Fundamental Change pursuant to both clause (a) and clause (b) (excluding the proviso to such clause (b)) of such definition will be deemed to be a Fundamental Change solely under clause (b) of such definition (subject to such proviso).

“Fundamental Change Company Notice” shall have the meaning specified in Section 8.01(c).

“Fundamental Change Repurchase Date” shall have the meaning specified in Section 8.01(a).

“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 8.01(b)(i).

“Fundamental Change Repurchase Price” shall have the meaning specified in Section 8.01(a).

The term “given,” “mailed,” “notify” or “sent” with respect to any notice to be given to a Securityholder pursuant to this Supplemental Indenture, shall mean notice (x) given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with accepted practices or procedures at the Depositary (in the case of a Global Security) or (y) mailed to such Securityholder by first class mail, postage prepaid, at its address as it appears on the Security register, in each case in accordance with Section 10.01. Notice so “given” shall be deemed to include any notice to be “mailed” or “delivered,” as applicable, under this Supplemental Indenture.

“Indenture” has the meaning specified in the first paragraph of this Supplemental Indenture.

“Interest Payment Date” means each May 1 and November 1 of each year, beginning on November 1, 2020.

“Last Reported Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price per share for the Common Stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and last ask prices per share for the Common Stock on the relevant date from a nationally recognized independent investment banking firm selected by the Company for this purpose. The “Last Reported Sale Price” shall be determined without regard to after-hours trading or any other trading outside of regular trading session hours.

“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change (as defined above in this Article 1 and determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in clause (b) of the definition thereof).

“Make-Whole Fundamental Change Period” shall have the meaning specified in Section 7.03(a).

“Market Disruption Event” means, for the purposes of determining amounts due upon conversion (a) a failure by the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“Maturity Date” means May 1, 2025.

“Measurement Period” shall have the meaning specified in Section 7.01(b)(i).

“Note” or “Notes” shall have the meaning specified in the third paragraph of the recitals of this Supplemental Indenture.

“Notice of Conversion” shall have the meaning specified in Section 7.02(b).

“Observation Period” with respect to any Note surrendered for conversion means: (i) if the relevant Conversion Date occurs prior to February 1, 2025, the 20 consecutive Trading Day period beginning on, and including, the second Trading Day immediately succeeding such Conversion Date; and (ii) if the relevant Conversion Date occurs on or after February 1, 2025, the 20 consecutive Trading Days beginning on, and including, the 21st Scheduled Trading Day immediately preceding the Maturity Date.

“Officer” means the Chairman, President or any Vice-Chairman of the Board of Directors, or the Treasurer, Secretary or any Vice President, Assistant Treasurer, or Assistant Secretary of the Company.

“open of business” means 9:00 a.m. (New York City time).

“outstanding,” when used with reference to Notes, shall, subject to the provisions of Section 7.04 of the Base Indenture, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Supplemental Indenture, except:

(a) Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation;

(b) Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent);

(c) Notes that have been paid pursuant to Section 2.08 of the Base Indenture or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.08 of the Base Indenture unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course;

(d) Notes converted pursuant to Article 7 and required to be canceled pursuant to Section 2.05; and

(e) Notes repurchased by the Company pursuant to the last sentence of Section 2.06.

“Paying Agent” shall have the meaning specified in Section 4.01.

“Physical Notes” means permanent certificated Notes in registered form issued in minimum denominations of $1,000 principal amount and $1,000 integral multiples in excess thereof.

“Physical Settlement” shall have the meaning specified in Section 7.02(a).

“Prospectus Supplement” means the preliminary prospectus supplement dated April 28, 2020, as supplemented by the related pricing term sheet dated April 28, 2020, in each case, relating to the offering and sale of the Notes.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, by statute, by contract or otherwise).

“Reference Property” shall have the meaning specified in Section 7.07(a).

“Regular Record Date,” with respect to any Interest Payment Date, means the April 15 or October 15 (whether or not such day is a Business Day) immediately preceding the relevant Interest Payment Date, respectively.

“Reporting Obligations” shall have the meaning specified in Section 5.03.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“Settlement Amount” has the meaning specified in Section 7.02(a)(iv).

“Settlement Method” means, with respect to any conversion of Notes, Physical Settlement, Cash Settlement or Combination Settlement, as elected (or deemed to have been elected) by the Company.

“Settlement Notice” has the meaning specified in Section 7.02(a)(iii).

“Specified Dollar Amount” means the maximum cash amount per $1,000 principal amount of Notes to be received upon conversion as specified in the Settlement Notice related to any converted Notes or as the Company shall otherwise be deemed to have elected pursuant to the terms of this Supplemental Indenture.

“Spin-Off” shall have the meaning specified in Section 7.04(c).

“Stock Price” shall have the meaning specified in Section 7.03(c).

“Supplemental Indenture” has the meaning specified in the first paragraph of this Supplemental Indenture.

“Trading Day,” except for determining amounts due upon conversion pursuant to Section 7.02, means a day on which (i) trading in the Common Stock (or other security for which a closing sale price must be determined) generally occurs on The New York Stock Exchange or, if the Common Stock (or such other security) is not then listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock (or such other security) is then listed or, if the Common Stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock (or such other security) is then traded and (ii) a Last Reported Sale Price for the Common Stock (or such other security) is available on such securities exchange or market; provided that if the Common Stock (or such other security) is not so listed or traded, “Trading Day” means a Business Day; and provided, further, that for purposes of determining amounts due upon conversion pursuant to Section 7.02 only, “Trading Day” means a day on which (x) there is no Market Disruption Event and (y) trading in the Common Stock generally occurs on The New York Stock Exchange or, if the Common Stock is not then listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading, except that if the Common Stock is not so listed or admitted for trading, “Trading Day” means a Business Day.

“Trading Price” of the Notes on any date of determination means, subject to Section 7.01(b), the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $1,000,000 principal amount of Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers the Company selects for this purpose; provided that if three such bids cannot reasonably be obtained by the Bid Solicitation Agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $1,000,000 principal amount of Notes from a nationally recognized securities dealer on a Trading Day, then the Trading Price per $1,000 principal amount of Notes on such determination date shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate for that Trading Day.

“Trigger Event” shall have the meaning specified in Section 7.04(c).

“unit of Reference Property” shall have the meaning specified in Section 7.07(a).

“Valuation Period” shall have the meaning specified in Section 7.04(c).

“Wholly Owned Subsidiary” means, with respect to any person, any Subsidiary of such person, except that, solely for purposes of this definition, the reference to “more than 50%” in the definition of “Subsidiary” shall be deemed replaced by a reference to “100%”, disregarding, for such purpose, directors’ qualifying shares or similar shares required to be owned by third parties for legal or regulatory reasons.

Section 1.02. References to Interest. Unless the context otherwise requires, any reference to interest on, or in respect of, any Note in the Indenture shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to Section 5.03. Unless the context otherwise requires, any express mention of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

ARTICLE 2

ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

Section 2.01. Scope of Supplemental Indenture. This Supplemental Indenture amends and supplements the provisions of the Base Indenture, to which provisions reference is hereby made. The changes, modifications and supplements to the Base Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and shall only govern the terms of, the Notes, which may be issued from time to time in accordance herewith, and shall not apply to any other Securities that may be issued under the Base Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements. For all purposes under the Base Indenture, the Notes shall constitute a single series of Securities. The provisions of this Supplemental Indenture shall supersede any conflicting provisions in the Base Indenture as they relate to the Notes.

Section 2.02. Designation and Amount. The Notes are hereby created and authorized as a single series of Securities under the Base Indenture. The Notes shall be designated as the “1.250% Convertible Senior Notes due 2025.” The aggregate principal amount of Notes that may be authenticated and delivered under the Indenture will be initially $2,300,000,000, subject to Section 2.06 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes to the extent expressly permitted hereunder.

Section 2.03. Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of the Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of the Indenture, expressly agree to such terms and provisions and to be bound thereby. In the case of any conflict between the Indenture and a Note, the provisions of the Indenture shall control and govern to the extent of such conflict. The Notes shall be issued initially in the form of one or more Global Securities, and the Depositary for such Global Securities shall be The Depositary Trust Company.

Section 2.04. Date and Denomination of Notes; Payments of Interest and Defaulted Amounts. The Notes shall be issuable in registered form without coupons in minimum denominations of $1,000 principal amount and in $1,000 integral multiples in excess thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of such Note. Accrued interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months.

The person in whose name any Note is registered at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. Interest shall be payable at the office or agency of the Company maintained by the Company for such purposes in the United States, which shall initially be the Corporate Trust Office, or any other office or agency located in the United States of America so designated by the Company. The Company shall pay interest (i) on any Physical Notes (A) to Holders holding Physical Notes having an aggregate principal amount of $5,000,000 or less, by check mailed to the Holders of these Notes at their address as it appears in the Note Register and (B) to Holders holding Physical Notes having an aggregate principal amount of more than $5,000,000, either by check mailed to each such Holder or, upon application by such a Holder to the Security registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Security registrar to the contrary or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.

Any Defaulted Amounts shall forthwith cease to be payable to the Securityholder on the relevant payment date but shall accrue interest per annum at the rate borne by the Notes at such time from, and including, such relevant payment date, and such Defaulted Amounts together with such interest thereon shall be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

(i) The Company may elect to make payment of any Defaulted Amounts to the persons in whose names the Notes are registered at the close of business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of the Defaulted Amounts proposed to be paid on each Note and the date of the proposed payment and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Amounts as in this clause provided. Thereupon the Company shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment, provided that no special record date shall be required with respect to any defaulted interest that is paid within the applicable grace period. The Company shall promptly notify the Trustee of such special record date and the Trustee, upon written request, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Amounts and the special record date therefor to be delivered, to each Securityholder at its address as it appears in the Security register, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been so delivered, such Defaulted Amounts shall be paid to the persons in whose names the Notes are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (ii) of this Section 2.04.

(ii) The Company may make payment of any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

The Trustee will have no duty whatsoever to determine whether any Defaulted Amounts are payable or the amount thereof.

Section 2.05. Cancellation of Notes Paid, Converted, Etc. The Company shall cause all Notes repurchased pursuant to Section 2.06 (other than Notes repurchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the Trustee for cancellation, and the Notes will no longer be considered “outstanding” under the Indenture upon their repurchase. The Trustee shall dispose of canceled Notes in accordance with its customary procedures and, upon request, shall deliver a certificate of cancellation to the Company, at the Company’s written request in a Company Order.

Section 2.06. Additional Notes; Repurchases. The Company may, without notice to or the consent of the Securityholders and notwithstanding Section 2.01, reopen this Indenture and issue additional Notes hereunder with the same terms as the Notes initially issued hereunder (other than differences in the issue date, the issue price and interest accrued prior to the issue date of such additional Notes) (the “Additional Notes”) in an unlimited aggregate principal amount; provided that if any such additional Notes are not fungible with the Notes initially issued hereunder for U.S. federal income tax purposes, such additional Notes shall have one or more separate CUSIP numbers. Prior to the issuance of any such Additional Notes, the Company shall deliver to the Trustee a Company Order, an Officers’ Certificate and an Opinion of Counsel, such Officers’ Certificate and Opinion of Counsel to cover such matters, in addition to those required by Section 13.05 of the Base Indenture, as the Trustee shall reasonably request. In addition, the Company may, to the extent permitted by law, directly or indirectly (regardless of whether such Notes are surrendered to the Company), repurchase Notes in the open market or otherwise, whether by the Company or its Subsidiaries or through a privately negotiated transaction or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives, in each case without prior notice to or consent of the Securityholders.

ARTICLE 3

SATISFACTION AND DISCHARGE

Section 3.01. Applicability of Article Eleven of the Base Indenture. This Article 3 shall supersede Article Eleven of the Base Indenture, and all references in the Base Indenture to Article Eleven shall be deemed, for the purposes of the Notes, to be references to this Article 3.

Section 3.02. Satisfaction and Discharge. The Indenture shall upon request of the Company contained in an Officers’ Certificate cease to be of further effect with respect to the Notes only, and the Trustee, at the expense of the Company, shall execute such instruments reasonably requested by the Company acknowledging satisfaction and discharge of this Supplemental Indenture and the Base Indenture with respect to the Notes (other than the Company’s obligations with respect to certain surviving rights of the Trustee), when (a) (i) all Notes theretofore authenticated and delivered (other than (x) Notes which have been destroyed, lost or stolen and which have been replaced, paid or converted as provided in Section 2.08 of the Base Indenture and (y) Notes for whose payment money and/or shares of Common Stock (or, if applicable, Reference Property) have theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 3.04 of the Base Indenture have been irrevocably delivered to the Trustee for cancellation); or (ii) the Company shall have deposited with the Trustee or delivered to Securityholders, as applicable, at or after the Notes have become due and payable, whether on the Maturity Date, any Fundamental Change Repurchase Date, upon conversion or otherwise, cash, shares of Common Stock (or, if applicable, Reference Property) or a combination thereof, as applicable, solely to satisfy the Company’s Conversion Obligation, sufficient to pay all of the outstanding Notes and all other sums due and payable under the Indenture by the Company; (b) the Company has paid all other sums payable hereunder and (c) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the Indenture have been complied with. Notwithstanding the satisfaction and discharge of this Supplemental Indenture, the obligations of the Company to the Trustee under Section 6.06 of the Base Indenture shall survive.

ARTICLE 4

PARTICULAR COVENANTS OF THE COMPANY

Section 4.01. Maintenance of Office or Agency. The Company will maintain in the United States of America, an office or agency where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase (“Paying Agent”) or for conversion (“Conversion Agent”) and where notices and demands to or upon the Company in respect of the Notes and the Indenture may be made. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency (except if any such location is an office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof (if required), such presentations, surrenders, notices and demands may be made at the Corporate Trust Office or the office or agency of the Trustee in the United States of America so designated by the Trustee as a place where such presentations, surrenders, notices and demands (not including service of legal process on the Company) may be made.

The Company may also from time to time designate as co-Security registrars one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the United States of America for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The terms “Paying Agent” and “Conversion Agent” include any such additional or other offices or agencies, as applicable.

The Company hereby initially designates the Trustee as the Paying Agent, Security registrar, Custodian and Conversion Agent and the Corporate Trust Office as the office or agency in the United States of America where Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase or for conversion and where notices and demands to or upon the Company in respect of the Notes and the Indenture may be made; provided, however, that the Corporate Trust Office shall not be an office or agency of the Company for the purpose of service of legal process on the Company.

Section 4.02. Reports by the Company. Section 4.03 of the Base Indenture is hereby amended with respect to the Notes to add a new clause (e) of such section as follows:

“(e) Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt thereof shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including compliance by the Company with any of the covenants in the Indenture or the Notes (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates). The Trustee will not be obligated to monitor or confirm, on a continuing basis or otherwise, compliance by the Company with any of the covenants in the Indenture or to determine whether such reports, information or documents have been filed by the Company with the SEC via the EDGAR system (or any successor system).”

ARTICLE 5

DEFAULTS AND REMEDIES

Section 5.01. Events of Default. In addition to the Events of Default set forth in Section 5.01 of the Base Indenture, the Notes shall include the following additional Events of Default designated as clauses (g) and (h) of such Section, which shall each be deemed an Event of Default under Section 5.01 of the Base Indenture:

“ (g) failure by the Company to comply with its obligation to convert the Notes in accordance with the Indenture upon exercise of a Securityholder’s conversion right and such failure continues for five Business Days; or

(h) failure by the Company to issue (i) a Fundamental Change Company Notice in accordance with Section 8.01(c), (ii) notice of a Make-Whole Fundamental Change in accordance with Section 7.03(b) or (iii) notice of a specified corporate event in accordance with Section 7.01(b)(ii) or 7.01(b)(iii) (as the case may be), in each case when due and (in the case of clause (i) or (ii) only) such failure continues for five Business Days,”

Section 5.02. Rescission and Annulment. Notwithstanding anything to the contrary herein or in Article Five of the Base Indenture, with respect to the Notes, no waiver or rescission and annulment of any Event of Default pursuant to Article Five of the Base Indenture shall extend to or shall affect any Event of Default resulting from (i) the nonpayment of the principal (including the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, any Notes, (ii) a failure to repurchase any Notes when required or (iii) a failure to pay or deliver, as the case may be, the consideration due upon conversion of the Notes, in each case that has not been remedied.

Section 5.03. Additional Interest. Notwithstanding anything in the Indenture or in the Notes to the contrary, to the extent the Company elects, the sole remedy for an Event of Default with respect to the Notes relating to (i) the failure by the Company to file with the Trustee pursuant to Section 314(a)(1) of the TIA any documents or reports that the Company is required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act or (ii) the Company’s failure to comply with its obligations as set forth in Section 4.03 of the Base Indenture (the obligations described in clauses (i) and (ii), the “Reporting Obligations”) shall, for the first 365 days after the occurrence of such an Event of Default, consist exclusively of the right to receive Additional Interest on the Notes at a rate equal to (i) 0.25% per annum of the principal amount of the Notes outstanding for the first 180 days during which such Event of Default has occurred and is continuing, beginning on, and including, the date on which such an Event of Default first occurs and (ii) 0.50% per annum of the principal amount of the Notes outstanding for each day during the next 185-day period during which such Event of Default is continuing, beginning on, and including, the 181st day after such Event of Default first occurred.

If the Company so elects, such Additional Interest shall be payable in the same manner and on the same dates as the stated interest payable on the Notes. On the 366th day after such Event of Default (if the Event of Default relating to the Company’s failure to comply with the Reporting Obligations is not cured or waived prior to such 366th day), the Notes shall be immediately subject to acceleration as provided in Section 5.01 of the Base Indenture. The provisions of this Section 5.03 will not affect the rights of Securityholders in the event of the occurrence of any Event of Default other than the Company’s failure to comply with the Reporting Obligations. In the event the Company does not elect to pay Additional Interest following an Event of Default relating to the Reporting Obligations in accordance with this Section 5.03 or the Company elected to make such payment but does not pay the Additional Interest when due, the Notes shall be immediately subject to acceleration as provided in Section 5.01 of the Base Indenture.

In order to elect to pay Additional Interest as the sole remedy during the first 365 days after the occurrence of any Event of Default relating to the Company’s failure to comply with the Reporting Obligations, the Company must provide written notice to all Securityholders, the Trustee and the Paying Agent of such election prior to the beginning of such 365-day period.

Notwithstanding anything to the contrary in the Indenture or the Notes, in no event shall Additional Interest accrue under the terms of the Indenture at a rate per year in excess of 0.50%, regardless of the number of events or circumstances giving rise to the requirement to pay such Additional Interest.

The Trustee will have no duty whatsoever to determine whether any Additional Interest is payable or the amount thereof.

Section 5.04. Application of Monies Collected by Trustee. Section 5.03 of the Base Indenture shall, with respect to the Notes, be replaced in its entirety with the below:

Any monies or property collected by the Trustee pursuant to this Article 5 with respect to the Notes shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies or property, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

First, to the payment of all amounts due the Trustee under Section 6.06 of the Base Indenture;

Second, in case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of interest on, and any cash (or, if applicable, other property) due upon conversion of, the Notes in default in the order of the date due of the payments of such interest and cash (or, if applicable, other property) due upon conversion, as the case may be, with interest (to the extent that such interest has been collected by the Trustee) upon such overdue payments at the rate provided in Section 2.04, such payments to be made ratably to the persons entitled thereto;

Third, in case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount (including, if applicable, the payment of the Fundamental Change Repurchase Price and any cash (or, if applicable, other property) due upon conversion) then owing and unpaid upon the Notes for principal and interest, if any, with interest on the overdue principal and, to the extent that such interest has been collected by the Trustee, upon overdue installments of interest as provided in Section 2.04, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal (including, if applicable, the Fundamental Change Repurchase Price and the cash due upon conversion) and interest without preference or priority of principal over interest, or of interest over principal or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal (including, if applicable, the Fundamental Change Repurchase Price and any cash due upon conversion) and accrued and unpaid interest; and

Fourth, to the payment of the remainder, if any, to the Company.

Section 5.05. Proceedings by Securityholders.

Solely for purposes of the Notes, Section 5.04 of the Base Indenture is hereby amended by deleting the second paragraph of Section 5.04 and inserting the new paragraph as follows:

Notwithstanding any other provision of the Indenture and any provision of any Note, the right of any Securityholder to receive payment or delivery, as the case may be, of (x) the principal (including the Fundamental Change Repurchase Price, if applicable) of, (y) accrued and unpaid interest, if any, on, and (z) the consideration due upon conversion of, such Note, on or after the respective due dates expressed or provided for in such Note or in this Supplemental Indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, on or after such respective dates against the Company shall not be impaired or affected without the consent of such Securityholder.

Section 5.06. Direction of Proceedings and Waiver of Defaults by Majority of Securityholders. Solely for purposes of the Notes, the following phrase “except a default in the payment of interest or premium on, or the principal of, any of the Securities” in Section 5.06 of the Base Indenture is hereby amended and replaced with “except (i) a default in the payment of interest or premium on, or the principal of, any of the Securities (including any Fundamental Change Repurchase Price), and (ii) a failure by the Company to pay or deliver, as the case may be, the consideration due upon conversion of the Securities.”

Section 5.07. Notice of Defaults. Solely for purposes of the Notes, Section 5.07 of the Base Indenture is hereby amended and restated in its entirety as follows:

“The Trustee shall, within 90 days after the occurrence of a default hereunder, give to the Securityholders, in the manner and to the extent provided in subsection (c) of Section 4.04 with respect to reports pursuant to subsection (a) of Section 4.04, notice of such defaults actually known to a Responsible Officer of the Trustee unless such default shall have been cured or waived before the giving of such notice (the term “defaults” for the purposes of this Section 5.07 being hereby defined to be the events specified in clauses (a), (b), (c), (d), (e) and (f) of Section 5.01, not including any periods of grace provided for therein, and irrespective of the giving of any required notice); provided that, except in the case of default in the payment of the principal of (including the Fundamental Change Repurchase Price, if applicable) (and premium, if any) or interest on any of the Securities of such series or a Default in the payment or delivery of the consideration due upon conversion, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determined that the withholding of such notice is in the interest of the Securityholders of such series.”

Section 5.08. Undertaking to Pay Costs. Solely for purposes of the Notes, the reference to “payment of the principal of (and premium, if any) or interest on any Security, on or after the due date expressed in such Security“ in Section 5.08 of the Base Indenture is hereby amended and replaced with “the payment of the principal of (including the Fundamental Change Repurchase Price, if applicable) (and premium, if any) or interest on any of the Securities of such series or a Default in the payment or delivery of the consideration due upon conversion.”

Section 5.09. Applicability of Article Five of the Base Indenture. Except as otherwise modified or superseded by the provisions set forth in this Article 5, Article Five of the Base Indenture shall apply to the Notes.

ARTICLE 6

SUPPLEMENTAL INDENTURES

Section 6.01. Applicability of Article Nine of the Base Indenture. Article Nine of the Base Indenture shall not apply to the Notes and this Supplemental Indenture. Instead the provisions set forth in this Article 6 shall, with respect to the Notes and this Supplemental Indenture, supersede in their entirety Article Nine of the Base Indenture, and all references in the Base Indenture to Article Nine thereof and the provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article 6 or the applicable provisions set forth in this Article 6, respectively.

Section 6.02. Supplemental Indentures Without Consent of Securityholders. Without the consent of any Securityholder, the Company and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto, or amend the Indenture (as it relates to the Notes) and the Notes, for one or more of the following purposes:

(a) to cure any ambiguity, omission, defect or inconsistency;

(b) to provide for the assumption by a successor entity of the obligations of the Company under the Indenture pursuant to Article 10 of the Base Indenture;

(c) to add guarantees with respect to the Notes;

(d) to secure the Notes;

(e) to add to the covenants or Events of Default of the Company for the benefit of the Securityholders or surrender any right or power conferred upon the Company under the Indenture;

(f) to make any change that does not adversely affect the rights of any Securityholder in any material respect;

(g) in connection with any Common Stock Change Event, to provide that the Notes are convertible into Reference Property, subject to the provisions of Section 7.02, and make such related changes to the terms of the Notes to the extent expressly required by Section 7.07 or reasonably deemed necessary by the Company to provide that the Notes are convertible into Reference Property as required by this Supplemental Indenture;

(h) to comply with any requirement of the Commission in connection with the qualification of the Indenture under the TIA;

(i) to appoint a successor Trustee with respect to the Notes;

(j) to conform the provisions of the Indenture or the Notes to the “Description of Notes” section of the Prospectus Supplement;

(k) to comply with the rules of any applicable securities depositary, including the Depositary, so long as such amendment does not adversely affect the rights of any Securityholder in any material respect;

(l) to irrevocably elect a Settlement Method or a Specified Dollar Amount, or eliminate the right of the Company to elect a Settlement Method; provided, however, that no such election or elimination will affect any Settlement Method theretofore elected (or deemed to be elected) with respect to any Note pursuant to Section 7.02(a);

(m) to provide for the issuance of Additional Notes in compliance with Section 2.06; or

(n) to increase the Conversion Rate as provided for in this Supplemental Indenture.

Upon the written request of the Company and compliance with Section 6.06, the Trustee shall join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties, liabilities or immunities under the Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 6.02 may be executed by the Company and the Trustee without the consent of any Securityholder of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 6.03.

Section 6.03. Supplemental Indentures with Consent of Securityholders(a) . With the consent of the Securityholders (evidenced as provided in Article Seven of the Base Indenture) of at least a majority of the aggregate principal amount of the Notes then outstanding (determined in accordance with Article Seven of the Base Indenture and including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, the Notes), the Company and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto, or amend the Indenture (as it relates to the Notes) and the Notes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture (as it relates to the Notes) or any supplemental indenture or the Notes or of modifying in any manner the rights of the Securityholders; provided, however, that, without the consent of each Securityholder of an outstanding Note affected, no such supplemental indenture shall: reduce the principal amount of Notes whose Securityholders must consent to an amendment;

(b) reduce the rate of or extend the stated time for payment of interest on any Note;

(c) reduce the principal of or extend the Maturity Date of any Note;

(d) make any change that adversely affects the conversion rights of any Notes;

(e) reduce the Fundamental Change Repurchase Price of any Note or amend or modify in any manner adverse to the Securityholders the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(f) make any Note payable in a currency, or at a place of payment, other than that stated in the Note;

(g) change the ranking of the Notes;

(h) impair the right of any Securityholder to receive payment of principal and interest on such Securityholder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Securityholder’s Notes; or

(i) make any change in this Article 6 that requires each Securityholder’s consent or in the waiver provisions in Section 5.06 of this Supplemental Indenture and Section 5.01 of the Base Indenture.

Upon the written request of the Company, and upon the filing with the Trustee of evidence of the consent of Securityholders as aforesaid and subject to Section 6.06, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

Securityholders do not need under this Section 6.03 to approve the particular form of any proposed supplemental indenture. It shall be sufficient if such Securityholders approve the substance thereof. After any such supplemental indenture becomes effective, the Company shall provide to the Securityholders a notice briefly describing such supplemental indenture. However, the failure to give such notice to all the Securityholders, or any defect in the notice, will not impair or affect the validity of the supplemental indenture.

Section 6.04. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 6, the Indenture (as it relates to the Notes) shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties, liabilities and immunities under the Indenture of the Trustee, the Company and the Securityholders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of the Indenture for any and all purposes.

Section 6.05. Notation on Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 6 may, at the Company’s expense, bear a notation as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Notes so modified as to conform to any modification of the Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated upon receipt of Company Order by the Trustee and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.

Section 6.06. Evidence of Compliance of Supplemental Indenture to Be Furnished to Trustee. In addition to the documents required by Section 13.05 of the Base Indenture, the Trustee shall receive as conclusive evidence an Officers’ Certificate and an Opinion of Counsel stating to the effect that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 6 and is permitted or authorized by the Indenture and is the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms.

ARTICLE 7

CONVERSION OF NOTES

Section 7.01. Conversion Privilege. (a) Subject to and upon compliance with the provisions of this Article 7, each Securityholder shall have the right, at such Securityholder’s option, to convert all or any portion (if the portion to be converted are in minimum denominations of $1,000 principal amount or integral multiples of $1,000 in excess thereof) of such Note (i) subject to satisfaction of one or more of the conditions described in Section 7.01(b), at any time prior to the close of business on the Business Day immediately preceding February 1, 2025 and (ii) regardless of the conditions described in Section 7.01(b), on or after February 1, 2025 and prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, in each case, based on an initial conversion rate of 25.9909 shares of Common Stock (subject to adjustment as provided in this Article 7, the “Conversion Rate”) per $1,000 principal amount of Notes (subject to, and in accordance with, the settlement provisions of Section 7.02, the “Conversion Obligation”).

(b) (i) Prior to the close of business on the Business Day immediately preceding February 1, 2025, a Securityholder may surrender all or any portion of its Notes for conversion at any time during the five Business Day period immediately after any 10 consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Notes, as determined following a request by a Securityholder in accordance with this subsection (b)(i), for each Trading Day of the Measurement Period was less than 98% of the product of the Last Reported Sale Price of the Common Stock on each such Trading Day and the Conversion Rate on each such Trading Day. The Company shall determine the Trading Price in accordance with the bids it receives from the Bid Solicitation Agent (if other than the Company). The Bid Solicitation Agent (if other than the Company) shall have no obligation to solicit bids in the manner described above unless the Company has requested such solicitation in writing and provided the names and contact information of three nationally recognized securities dealers selected by the Company, and the Company shall have no obligation to make such request (or, if the Company is acting as Bid Solicitation Agent, the Company shall have no obligation to determine the Trading Price per $1,000 principal amount of Notes) unless a Securityholder of at least $5,000,000 aggregate principal amount of Notes provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Notes on any Trading Day would be less than 98% of the product of the Last Reported Sale Price of the Common Stock on such Trading Day and the Conversion Rate on such Trading Day. Subject to receipt of such evidence, the Company shall determine, or instruct the Bid Solicitation Agent to determine the Trading Price per $1,000 principal amount of Notes, in accordance with the bids solicited by the Bid Solicitation Agent, beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate for that Trading Day. If (x) the Company is not acting as Bid Solicitation Agent, and the Company does not, when the Company is required to, instruct the Bid Solicitation Agent to obtain bids as provided in the preceding sentence, or if the Company gives such instructions to the Bid Solicitation Agent to obtain bids and the Bid Solicitation Agent fails to carry out such instructions, or (y) the Company is acting as Bid Solicitation Agent and the Company fails to determine the Trading Price per $1,000 principal amount of Notes when obligated as provided in the preceding sentence, then, in either case, the Trading Price per $1,000 principal amount of Notes shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate on each Trading Day of such failure. If the Trading Price condition has been met as set forth above, then the Company will use its reasonable efforts to provide written notice to the Securityholders, the Trustee and the Conversion Agent (if other than the Trustee) of the same and thereafter will give notice if the Notes are no longer convertible pursuant to the foregoing; provided that failure to give such notice will not be considered a default or form the basis for an Event of Default for any purpose under the Indenture. Neither the Trustee nor the Bid Solicitation Agent shall have any liability or responsibility for any Trading Price or related information or the accuracy thereof.

(ii) If, prior to the close of business on the Business Day immediately preceding February 1, 2025, the Company elects to:

(A) issue to all or substantially all holders of the Common Stock any rights, options or warrants (other than pursuant to a shareholders rights plan of the Company so long as such rights have not separated from the Common Stock) entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of the Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance; or

(B) distribute to all or substantially all holders of the Common Stock the Company’s assets, securities or rights to purchase securities of the Company (other than pursuant to a shareholders rights plan of the Company so long as such rights have not separated from the Common Stock), which distribution has a per share value, as reasonably determined by the Company in good faith, exceeding 15% of the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the date of announcement for such distribution, then, in either case, the Company shall notify all Securityholders , the Trustee and the Conversion Agent (if other than the Trustee) in writing at least 25 Scheduled Trading Days prior to the Ex-Dividend Date for such issuance or distribution; provided, however, that if the Company is then otherwise permitted to settle conversions of Notes by Physical Settlement (and, for the avoidance of doubt, the Company has not elected another Settlement Method), then the Company may instead elect to provide such notice at least 10 Scheduled Trading Days before such Ex-Dividend Date. In that event, the Company shall be required to settle all conversions of Notes with a Conversion Date occurring on or after the date the Company provides such notice and before such Ex-Dividend Date (or, if earlier, the date the Company announces that such issuance or distribution will not take place) by Physical Settlement, and the Company shall describe the same in the notice. Once the Company has given such notice, a Securityholder may surrender all or any portion of its Notes for conversion only at any time until the earlier of (1) the close of business on the Business Day immediately preceding the Ex-Dividend Date for such issuance or distribution and (2) the Company’s announcement that such issuance or distribution will not take place, in each case, even if the Notes are not otherwise convertible at such time. A Securityholder may not exercise this conversion right if such Securityholder participates (other than in the case of a share split or share combination) at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Notes, in any of the transactions described in this Section 7.01(b)(ii) without having to convert its Notes as if such Securityholder held a number of shares of Common Stock equal to the applicable Conversion Rate multiplied by the principal amount (expressed in thousands) of Notes held by such Securityholder.

(iii) If a transaction or event that constitutes a Fundamental Change or a Make-Whole Fundamental Change occurs prior to the close of business on the Business Day immediately preceding February 1, 2025, regardless of whether a Securityholder has the right to require the Company to repurchase the Notes pursuant to Section 8.01, or if the Company is a party to a consolidation, merger, binding share exchange, or transfer or lease of all or substantially all of its assets, in each case, pursuant to which the Common Stock would be converted into cash, securities or other assets (other than any such transaction to which the Company is a party solely for the purpose of changing its jurisdiction of incorporation that does not otherwise constitute a Fundamental Change or a Make-Whole Fundamental Change for the Notes, all or any portion of a Securityholder’s Notes may be surrendered for conversion at any time from or after the effective date of the transaction until 25 Trading Days after such effective date or, if such transaction also constitutes a Fundamental Change, until the close of business on the Business Day immediately preceding the related Fundamental Change Repurchase Date. The Company shall notify Securityholders, the Trustee and the Conversion Agent (if other than the Trustee) in writing no later than the Business Day following the effective date of such transaction.

(iv) Prior to the close of business on the Business Day immediately preceding February 1, 2025, a Securityholder may surrender all or any portion of its Notes for conversion at any time during any calendar quarter commencing after the calendar quarter ending on June 30, 2020 (and only during such calendar quarter), if the Last Reported Sale Price of the Common Stock for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter is greater than or equal to 130% of the Conversion Price on each applicable Trading Day. The Company will determine at the beginning of each calendar quarter commencing after June 30, 2020 whether the Notes may be surrendered for conversion upon pursuant to the prior sentence and shall provide written notice to the Securityholders, the Trustee and the Conversion Agent (if other than the Trustee) if the Notes become exchangeable, and thereafter will give notice if the Notes are no longer convertible pursuant to the foregoing provision, provided that failure to give such notice will not be considered a default or form the basis for an Event of Default for any purpose under the Indenture.

Section 7.02. Conversion Procedures; Settlement Upon Conversion.

(a) Subject to this Section 7.02, Section 7.03(b) and Section 7.07(a), upon conversion of any Note, the Company shall pay or deliver, as the case may be, to the converting Securityholder, in respect of each $1,000 principal amount of Notes being converted, cash (“Cash Settlement”), shares of Common Stock, together with cash, if applicable, in lieu of delivering any fractional share of Common Stock in accordance with subsection (j) of this Section 7.02 (“Physical Settlement”) or a combination of cash and shares of Common Stock, together with cash, if applicable, in lieu of delivering any fractional share of Common Stock in accordance with subsection (j) of this Section 7.02 (“Combination Settlement”), at its election, as set forth in this Section 7.02.

(i) All conversions for which the relevant Conversion Date occurs on or after February 1, 2025 shall be settled using the same Settlement Method.

(ii) Subject to Section 7.02(a)(iii)(B), except for any conversions for which the relevant Conversion Date occurs on or after February 1, 2025, the Company shall use the same Settlement Method for all conversions with the same Conversion Date, but the Company shall not have any obligation to use the same Settlement Method with respect to conversions with different Conversion Dates.

(iii) (A) Subject to Section 7.02(a)(iii)(B), if the Company elects to deliver a written notice (the “Settlement Notice”) of the Settlement Method in respect of such Conversion Date (or such period, as the case may be), the Company, shall deliver such Settlement Notice to converting Securityholders, the Trustee and the Conversation Agent (if other than the Trustee) no later than the close of business on the Trading Day immediately following the relevant Conversion Date (or, in the case of any conversions for which the relevant Conversion Date occurs on or after February 1, 2025, no later than the Business Day immediately preceding February 1, 2025). If the Company does not elect a Settlement Method prior to the deadline set forth in the immediately preceding sentence and the Company has not previously made an irrevocable Settlement Method election pursuant to Section 7.02(a)(iii)(B), the Company shall be deemed to have elected the Default Settlement Method in respect of its Conversion Obligation with respect to any conversion on such Conversion Date or during such period. Such Settlement Notice shall specify the relevant Settlement Method and in the case of an election of Combination Settlement, the relevant Settlement Notice shall indicate the Specified Dollar Amount per $1,000 principal amount of Notes. If the Company timely elects Combination Settlement in respect of its Conversion Obligation but does not timely deliver a Settlement Notice to converting Securityholders, with a copy to the Trustee and the Conversion Agent (if other than the Trustee), indicating the Specified Dollar Amount per $1,000 principal amount of Notes in such Settlement Notice, the Specified Dollar Amount per $1,000 principal amount of Notes to be converted shall be deemed to be $1,000. For the avoidance of doubt, the Company’s failure to elect a Settlement Method or specify the applicable Specified Dollar Amount shall not constitute a Default or Event of Default under the Indenture or the Notes. The Company may change the Default Settlement Method by sending written notice of the new Default Settlement Method to the Securityholders, the Trustee and the Conversion Agent (if other than the Trustee).

(B) The Company may, by written notice to the Securityholders, the Trustee and the Conversion Agent (if other than the Trustee) irrevocably fix the Settlement Method to any Settlement Method that the Company is then permitted to elect in accordance with the Indenture that will apply to all conversions of Notes with a Conversion Date that is on or after the date the Company sends such notice. Notwithstanding the foregoing or anything to the contrary in the Indenture, no such change in the Default Settlement Method or irrevocable election will affect any Settlement Method theretofore elected (or deemed to be elected) with respect to any Note pursuant to the provisions described in this Section 7.02(a). For the avoidance of doubt, such an irrevocable election, if made, will be effective without the need to amend this Supplemental Indenture or the Notes, including pursuant to Article 6. However, the Company may nonetheless choose to execute such an amendment at its option.

(iv) The cash, shares of Common Stock or combination of cash and shares of Common Stock in respect of any conversion of Notes (the “Settlement Amount”) shall be computed as follows:

(A) if the Company elects Physical Settlement with respect to the Company’s satisfaction of its Conversion Obligation in respect of such conversion, the Company shall deliver to the converting Securityholder in respect of each $1,000 principal amount of Notes being converted a number of shares of Common Stock equal to the Conversion Rate;

(B) if the Company elects Cash Settlement with respect to the Company’s satisfaction of its Conversion Obligation in respect of such conversion, the Company shall pay to the converting Securityholder in respect of each $1,000 principal amount of Notes being converted cash in an amount equal to the sum of the Daily Conversion Values for each of the 20 consecutive Trading Days during the related Observation Period; and

(C) if the Company elects (or is deemed to have elected) Combination Settlement with respect to the Company’s satisfaction of its Conversion Obligation in respect of such conversion, the Company shall pay or deliver, as the case may be, to the converting Securityholder in respect of each $1,000 principal amount of Notes being converted, a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the 20 consecutive Trading Days during the related Observation Period.

(v) The Daily Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last day of the Observation Period and in any event within one Business Day following the last day of the Observation Period. The Company shall send such determination, and the calculation thereof in reasonable detail or in such details as requested by the Depositary, of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of delivering any fractional share of Common Stock, to the Trustee and the Conversion Agent (if other than the Trustee). The Trustee and the Conversion Agent (if other than the Trustee) shall have no responsibility for any such determination.

(b) Subject to Section 7.02(e), before any Securityholder shall be entitled to convert a Note as set forth above, such Securityholder shall (i) in the case of a Global Security, comply with the procedures of the Depositary in effect at that time and, if required, pay funds equal to interest payable on the next Interest Payment Date as set forth in Section 7.02(h) and (ii) in the case of a Physical Note (1) complete, manually sign and deliver an irrevocable notice to the Conversion Agent as set forth in the Form of Notice of Conversion (or a facsimile thereof) (a “Notice of Conversion”) at the office of the Conversion Agent and state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Securityholder wishes the certificate or certificates for any shares of Common Stock to be delivered upon settlement of the Conversion Obligation to be registered, (2) surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, (3) if required, furnish appropriate endorsements and transfer documents, (4) if required, pay funds equal to interest payable on the next Interest Payment Date as set forth in Section 7.02(h), and (5) provide or cause to be provided to the Trustee and Conversion agent (if other than the Trustee) all information necessary to allow the Trustee and Conversion Agent (if other than the Trustee) to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. The Trustee and Conversion Agent may rely on information provided to it and shall have no responsibility whatsoever to verify or ensure the accuracy of such information. The Trustee (and if different, the Conversion Agent) shall notify the Company of any conversion pursuant to this Article 7 on the Conversion Date (or as soon as practicable thereafter) for such conversion. No Notice of Conversion with respect to any Notes may be surrendered by a Securityholder thereof if such Securityholder has also delivered a Fundamental Change Repurchase Notice to the Company in respect of such Notes and has not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 8.02, in the case of Physical Notes, or through the applicable procedures of the Depositary, in the case of Global Securities.

Subject to any applicable procedures of the Depositary with respect to any Global Security, if more than one Note shall be surrendered for conversion at one time by the same Securityholder, the Conversion Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(c) A Note may be surrendered for conversion only after the open of business and before the close of business on a Business Day. A Note shall be deemed to have been converted immediately prior to the close of business on the Business Day (the “Conversion Date”) that the Securityholder has complied with the requirements set forth in subsection (b) above. Except as set forth in Section 7.03(b), Section 7.04 and Section 7.07(a), the Company shall pay or deliver, as the case may be, the consideration due in respect of the Conversion Obligation on the second Business Day immediately following the relevant Conversion Date, in the case the Company elects Physical Settlement (provided that, with respect to any Conversion Date following the Regular Record Date immediately preceding the Maturity Date, the Company shall settle any such conversion on the Maturity Date or, if the Maturity Date is not a Business Day, the next Business Day, and the Conversion Date shall be deemed to be such date), or on the second Business Day immediately following the last Trading Day of the Observation Period, in the case of any other Settlement Method. If any shares of Common Stock are due to converting Securityholders, the Company shall issue or cause to be issued, and deliver (or cause to be delivered) to such Securityholder, or such Securityholder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the full number of shares of Common Stock to which such Securityholder shall be entitled in satisfaction of the Company’s Conversion Obligation.

(d) In case any Physical Note shall be surrendered for partial conversion, the Company shall execute and the Trustee, upon receipt of Company Order, shall authenticate and deliver to or upon the written order of the Securityholder of the Note so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note, without payment of any service charge by the converting Securityholder but, if required by the Company or Trustee, with payment of a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Securityholder of the new Notes issued upon such conversion being different from the name of the Securityholder of the old Notes surrendered for such conversion.

(e) If a Securityholder submits a Note for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of Common Stock upon conversion, unless the tax is due because the Securityholder requests such shares to be issued in a name other than the Securityholder’s name, in which case the Securityholder shall pay that tax. The Company shall work directly with its stock transfer agent to effect any delivery of Common Stock in connection with a conversion.

(f) Except as provided in Section 7.04, no adjustment shall be made for dividends on any shares of Common Stock issued upon the conversion of any Note as provided in this Article 7.

(g) Upon the conversion of an interest in a Global Security, the Trustee, or the Custodian at the direction of the Trustee, shall cause a reduction on such Global Security in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

(h) Upon conversion, a Securityholder shall not receive any separate cash payment for accrued and unpaid interest, if any, except as set forth below and the Company shall not adjust the conversion rate for any accrued and unpaid interest on the notes. The Company’s settlement of the full Conversion Obligation shall be deemed to satisfy in full its obligation to pay the principal amount of the Note and accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date. As a result, accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date shall be deemed to be paid in full rather than canceled, extinguished or forfeited. Upon a conversion of Notes into a combination of cash and shares of Common Stock, accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such conversion. Notwithstanding the foregoing, if Notes are converted after the close of business on a Regular Record Date but prior to the open of business on the immediately following Interest Payment Date, Securityholders of such Notes as of the close of business on such Regular Record Date will receive the full amount of interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. However, Notes surrendered for conversion during the period from the close of business on any Regular Record Date to the open of business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on the Notes so converted; provided that no such payment shall be required (1) for conversions following the Regular Record Date immediately preceding the Maturity Date; (2) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date; or (3) to the extent of any Defaulted Amounts, if any Defaulted Amounts exists at the time of conversion with respect to such Note. Therefore, for the avoidance of doubt, all Securityholders of record on the Regular Record Date immediately preceding the Maturity Date shall receive the full interest payment due on the Maturity Date regardless of whether their Notes have been converted following such Regular Record Date.

(i) The person in whose name the shares of Common Stock shall be issuable upon conversion shall be treated as a shareholder of record as of the close of business on the relevant Conversion Date (in the case of Physical Settlement) or the last Trading Day of the relevant Observation Period (in the case of Combination Settlement), as the case may be. Upon a conversion of Notes, such person shall no longer be a Securityholder of such Notes surrendered for conversion.

(j) The Company shall not issue any fractional share of Common Stock upon conversion of the Notes and shall instead pay cash in lieu of delivering any fractional share of Common Stock issuable upon conversion based on the Daily VWAP for the relevant Conversion Date (or, if such Conversion Date is not a Trading Day, the immediately preceding Trading Day), in the case of Physical Settlement, or based on the Daily VWAP for the last Trading Day of the relevant Observation Period, in the case of Combination Settlement. For each Note surrendered for conversion, if the Company has elected (or is deemed to have elected) Combination Settlement, the full number of shares that shall be issued upon conversion thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the relevant Observation Period and any fractional shares remaining after such computation shall be paid in cash.

Section 7.03. Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Changes. (a) If the Effective Date of a Make-Whole Fundamental Change occurs prior to the Maturity Date and a Securityholder elects to convert its Notes in connection with such Make-Whole Fundamental Change, the Company shall, under the circumstances described below, increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”), as described below. A conversion of Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the conversion of the Notes is received by the Conversion Agent from, and including, the Effective Date of the Make-Whole Fundamental Change up to, and including, the Business Day immediately prior to the related Fundamental Change Repurchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (b) of the definition thereof, the 35th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change) (such period, the “Make-Whole Fundamental Change Period”).

(b) Upon surrender of Notes for conversion in connection with a Make-Whole Fundamental Change, the Company shall, at its option, satisfy the related Conversion Obligation by Physical Settlement, Cash Settlement or Combination Settlement in accordance with Section 7.02 based on the Conversion Rate as adjusted to reflect the Additional Shares pursuant to the table below; provided, however, that if, at the effective time of a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Reference Property following such Make-Whole Fundamental Change is composed entirely of cash, for any conversion of Notes following the Effective Date of such Make-Whole Fundamental Change, the Conversion Obligation shall be calculated based solely on the Stock Price for the transaction and shall be deemed to be an amount of cash per $1,000 principal amount of converted Notes equal to the Conversion Rate (including any adjustment for Additional Shares), multiplied by such Stock Price. In such event, the Conversion Obligation shall be determined and paid to Securityholders in cash on the second Business Day following the Conversion Date. The Company shall notify the Securityholders, the Trustee and the Conversion Agent (if not the Trustee) in writing of the Effective Date of any Make-Whole Fundamental Change no later than five Business Days after such Effective Date.

(c) The number of Additional Shares, if any, by which the Conversion Rate shall be increased shall be determined by reference to the table below, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) and the price (the “Stock Price”) paid (or deemed to be paid) per share of the Common Stock in the Make-Whole Fundamental Change. If the holders of the Common Stock receive in exchange for their Common Stock only cash in a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices of the Common Stock over the five consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change.

(d) The Stock Prices set forth in the column headings of the table below shall be adjusted as of any date on which the Conversion Rate of the Notes is otherwise adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in the table below shall be adjusted in the same manner and at the same time as the Conversion Rate as set forth in Section 7.04.

(e) The following table sets forth the number of Additional Shares of Common Stock by which the Conversion Rate shall be increased per $1,000 principal amount of Notes pursuant to this Section 7.03 for each Stock Price and Effective Date set forth below:

	Stock Price
Effective Date	$28.50	$34.00	$38.48	$45.00	$55.00	$70.00	$85.00	$100.00	$120.00	$160.00

May 1, 2020	9.0968	6.4359	4.9704	3.5136	2.1705	1.1361	0.6244	0.3465	0.1479	0.0000
May 1, 2021	9.0968	6.3350	4.7830	3.2731	1.9280	0.9444	0.4876	0.2541	0.0983	0.0000
May 1, 2022	9.0968	6.1000	4.4561	2.9051	1.5918	0.7047	0.3302	0.1548	0.0486	0.0000
May 1, 2023	9.0968	5.6765	3.9246	2.3542	1.1380	0.4254	0.1705	0.0662	0.0116	0.0000
May 1, 2024	9.0968	4.9132	3.0049	1.4827	0.5395	0.1460	0.0452	0.0113	0.0000	0.0000
May 1, 2025	9.0968	3.4209	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact Stock Prices and Effective Dates may not be set forth in the table above, in which case:

(i) if the Stock Price is between two Stock Prices in the table above or the Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365-day or 366-day year, as applicable;

(ii) if the Stock Price is greater than $160.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares shall be added to the Conversion Rate; and

(iii) if the Stock Price is less than $28.50 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares shall be added to the Conversion Rate.

Notwithstanding the foregoing, in no event shall the Conversion Rate per $1,000 principal amount of Notes exceed 35.0877 shares of Common Stock, subject to adjustment in the same manner as the Conversion Rate pursuant to Section 7.04.

(f) Nothing in this Section 7.03 shall prevent an adjustment to the Conversion Rate pursuant to Section 7.04 in respect of a Make-Whole Fundamental Change.

Section 7.04. Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company if any of the following events described in this Section 7.04 occurs, except that the Company shall not make any adjustments to the Conversion Rate if Securityholders participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Notes, in any of the transactions described in this Section 7.04, without having to convert their Notes, as if they held a number of shares of Common Stock equal to the Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Securityholder.

(a) If the Company exclusively issues shares of Common Stock as a dividend or distribution on shares of the Common Stock, or if the Company effects a share split or share combination of the Common Stock, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as applicable;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date or Effective Date, as applicable;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date (before giving effect to any such dividend, distribution, split or combination), as applicable; and

OS1	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination, as applicable.

Any adjustment made under this Section 7.04(a) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 7.04(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b) If the Company issues to all or substantially all holders of the Common Stock any rights, options or warrants (other than pursuant to a shareholders rights plan so long as such rights have not separated from the Common Stock) entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of the Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such issuance;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 7.04(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the Ex-Dividend Date for such issuance. To the extent that such rights, options, or warrants are not exercised prior to their expiration or shares of the Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If no such rights, options or warrants are issued, or if no such rights, options or warrants are exercised prior to their expiration, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.

For purposes of this Section 7.04(b) and for the purpose of Section 7.01(b)(ii)(A), in determining whether any rights, options or warrants entitle the holders of the Common Stock to subscribe for or purchase shares of the Common Stock at less than such average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Company in good faith.

(c) If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding (i) dividends, distributions or issuances as to which an adjustment, if any, is provided for pursuant to Section 7.04(a) or Section 7.04(b), as applicable, (ii) rights issued pursuant to shareholders rights plan (subject to Section 7.10), (iii) dividends or distributions paid exclusively in cash as to which the provision set forth in Section 7.04(d) shall apply, (iv) distributions of Reference Property in a Common Stock Change Event), and (v) Spin-Offs as to which the provisions set forth below in this Section 7.04(c) shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex- Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the open of business on the Ex- Dividend Date for such distribution;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex- Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Company in good faith) of the Distributed Property with respect to each outstanding share of the Common Stock on the Ex-Dividend Date for such distribution.

Any increase made under the portion of this Section 7.04(c) above shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), then, in lieu of the foregoing increase, each Securityholder shall receive, in respect of each $1,000 principal amount of Notes it holds, at the same time and upon the same terms as holders of the Common Stock receive the Distributed Property, the amount and kind of Distributed Property such Securityholder would have received if such Securityholder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for the distribution.

With respect to an adjustment pursuant to this Section 7.04(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to any of the Subsidiaries or other business units of the Company, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the end of the Valuation Period;

CR1	=	the Conversion Rate in effect immediately after the end of the Valuation Period;

FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock (determined by reference to the definition of Last Reported Sale Price as set forth in Section 1.01 as if references therein to Common Stock were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.

The increase to the Conversion Rate under the preceding paragraph shall occur on the last Trading Day of the Valuation Period; provided that (x) in respect of any conversion of Notes for which Physical Settlement is applicable, if the relevant Conversion Date occurs during the Valuation Period, the reference to “10” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for such Spin-Off to, and including, such Conversion Date in determining the Conversion Rate and (y), in respect of any conversion of Notes for which Cash Settlement or Combination Settlement is applicable, in respect of any conversion of Notes for any Trading Day that falls within the relevant Observation Period for such conversion and within the Valuation Period, references in the preceding paragraph related to Spin-Offs with respect to “10” shall be deemed to be replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date for such Spin-Off and such Trading Day in determining the Conversion Rate as of such Trading Day.

For purposes of this Section 7.04(c) (and subject in all respect to Section 7.10), rights, options or warrants distributed by the Company to all holders of the Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of the Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 7.04(c) (and no adjustment to the Conversion Rate under this Section 7.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 7.04(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Supplemental Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, subject to Section 7.10, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 7.04(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

(d) If any cash dividend or distribution is made to all or substantially all holders of the Common Stock, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex- Dividend Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the open of business on the Ex- Dividend Date for such dividend or distribution;

SP0	=	the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per share the Company distributes to all or substantially all holders of the Common Stock.

Any increase pursuant to this Section 7.04(d) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), then, in lieu of the foregoing increase, each Securityholder shall receive, for each $1,000 principal amount of Notes it holds, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such Securityholder would have received if such Securityholder owned a number of shares of Common Stock equal to the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such cash dividend or distribution.

(e) If the Company or any of its Subsidiaries makes a payment in respect of a tender or exchange offer for the Common Stock (other than an odd-lot tender offer), to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR1	=	the Conversion Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Company in good faith) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS1	=	the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP1	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

The increase to the Conversion Rate under this Section 7.04(e) will occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that (x) in respect of any conversion of Notes for which Physical Settlement is applicable, if the relevant Conversion Date occurs during the 10 Trading Days immediately following, and including, the Trading Day next succeeding the expiration date of any tender or exchange offer, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the expiration date of such tender or exchange offer to, and including, such Conversion Date in determining the Conversion Rate and (y) in respect of any conversion of Notes for which Cash Settlement or Combination Settlement is applicable, for any Trading Day that falls within the relevant Observation Period for such conversion and within the 10 Trading Days immediately following, and including, the Trading Day next succeeding the expiration date of any tender or exchange offer, references to “10” or “10th” in this Section 7.04(e) shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the expiration date of such tender or exchange offer to, and including, such Trading Day in determining the Conversion Rate as of such Trading Day. In the event that the Company or one of the Company’s Subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer described in this Section 7.04(e), but the Company or such Subsidiary is permanently prevented by applicable law from consummating any such purchases, or all such purchases are rescinded, then the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made or had been made only in respect of the purchases that have been consummated.

(f) Notwithstanding this Section 7.04 or any other provision of the Indenture or the Notes, if (u) a Securityholder converts a Note, (v) Physical Settlement or Combination Settlement applies to such conversion and: (w) a Conversion Rate adjustment described in subsections (a), (b), (c), (d) or (e) of this Section 7.04 becomes effective on any Ex-Dividend Date, (x) the Conversion Date (in the case of Physical Settlement) or any Trading Day in the related Observation Period (in the case of Combination Settlement) occurs on or after such Ex-Dividend Date and on or prior to the related Record Date, (y) the Conversion Obligation for such conversion (in the case of Physical Settlement) or the Daily Settlement Amount for such Trading Day (in the case of Combination Settlement) includes any whole shares of Common Stock and (z) the Securityholder of such Note would be treated, on such Record Date, as the record holder of such shares of Common Stock (as set forth in Section 7.02(i) or otherwise) based on an adjusted Conversion Rate for such Ex-Dividend Date, then, notwithstanding the Conversion Rate adjustment provisions in this Section 7.04, the Conversion Rate adjustment relating to such Ex-Dividend Date shall not be made for such converting Securityholder with respect to such conversion (in the case of Physical Settlement) or for such Trading Day (in the case of Combination Settlement). Instead, such Securityholder shall be treated as if such Securityholder were, as of such Record Date, the record owner of the shares of Common Stock on an unadjusted basis and will participate in the related dividend, distribution or other event giving rise to such adjustment. In addition, notwithstanding this Section 7.04 or any other provision of the Indenture or the Notes, if a Securityholder converts a Note and: (x) as of the Conversion Date for such Note (in the case of Physical Settlement) or as of any Trading Day in the related Observation Period (in the case of Combination Settlement), the Record Date or Effective Date for any event requiring an adjustment to the Conversion Rate required by this Section 7.04 has occurred but such Conversion Rate adjustment has not yet become effective, (y) the Conversion Obligation for such conversion (in the case of Physical Settlement) or the Daily Settlement Amount for such Trading Day (in the case of Combination Settlement) includes any whole shares of Common Stock and (z) such shares of Common Stock are not entitled to participate in such event (whether because the Securityholder of such Note would be not treated as the record holder of such shares of Common Stock as described under Section 7.02(i) or otherwise), then, solely for purposes of such conversion, the Company shall, without duplication, give effect to such Conversion Rate adjustment on such Conversion Date (in the case of Physical Settlement) or on such Trading Day (in the case of Combination Settlement). In such case, if the date on which the Company is otherwise required to deliver the consideration due upon such conversion is before the first date on which the amount of such adjustment can be determined, then the Company will delay the settlement of such conversion until the second Business Day after such first date. Notwithstanding this Section 7.04 or any other provision of the Indenture or the Notes, if a Conversion Rate adjustment becomes effective on any Ex-Dividend Date, and a Securityholder that has converted its Notes on or after such Ex-Dividend Date and on or prior to the related Record Date would be treated as the record holder of the shares of Common Stock as of the related Conversion Date as described under Section 7.02(i) based on an adjusted Conversion Rate for such Ex-Dividend Date, then, notwithstanding the Conversion Rate adjustment provisions in this Section 7.04, the Conversion Rate adjustment relating to such Ex-Dividend Date shall not be made for such converting Securityholder. Instead, such Securityholder shall be treated as if such Securityholder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(g) Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of shares of the Common Stock or any securities convertible into or exchangeable for shares of the Common Stock or the right to purchase shares of the Common Stock or such convertible or exchangeable securities.

(h) In addition to those adjustments required by subsections (a), (b), (c), (d) and (e) of this Section 7.04, and subject to the applicable rules of any exchange on which any of the Company’s securities are then listed, the Company from time to time may (but is not required to) increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the Company’s best interest. In addition, subject to the applicable rules of any exchange on which any of the Company’s securities are then listed, the Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with a dividend or distribution of shares of Common Stock (or rights to acquire shares of Common Stock) or similar event. Whenever the Conversion Rate is increased pursuant to either of the preceding two sentences, the Company shall send to the Securityholder of each Note, the Trustee and the Conversion Agent (if other than the Trustee) a written notice of the increase prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(i) Except as set forth in this Article 7, the Conversion Rate shall not be required to be adjusted for any transaction or event. Notwithstanding anything to the contrary in this Article 7, the Conversion Rate shall not be adjusted:

(i) upon the issuance of any shares of Common Stock at a price below the Conversion Price or otherwise;

(ii) on account of share repurchases that are not tender offers referred to in Section 7.04(e) above, including structured or derivative transactions, or pursuant to a share repurchase program approved by the Board of Directors or otherwise.

(iii) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(iv) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries;

(v) upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (iv) of this subsection and outstanding as of the date the Notes were first issued

(vi) for a third-party tender offer by any party other than a tender offer by one or more of the Company’s Subsidiaries as set forth in this Section 7.04(e);

(vii) solely for a change in the par value of the Common Stock; or

(viii) for accrued and unpaid interest, if any.

(j) All calculations and other determinations under this Article 7 shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000th) of a share. Notwithstanding anything to the contrary in this Supplemental Indenture, the Company shall not be required to make an adjustment pursuant to subsections (a), (b), (c), (d) or (e) of this Section 7.04 unless such adjustment would result in a change of at least 1% of the Conversion Rate. However, the Company shall carry forward any adjustments that are less than 1% of the Conversion Rate and make such carried forward adjustments with respect to the Notes immediately upon the earliest to occur of the following: (1) when all such deferred adjustments not yet made will result in an aggregate change of at least 1% to the Conversion Rate, (2) (x) on the Conversion Date for any Notes (in the case of Physical Settlement) and (y) on any Trading Day of any Observation Period (in the case of Cash Settlement or Combination Settlement), (3) on the effective date of any Fundamental Change or Effective Date of any Make-Whole Fundamental Change and (4) February 1, 2025. Neither the Trustee nor the Conversion Agent will have any duty to make any such calculations.

(k) Whenever the Conversion Rate is adjusted as herein provided, the Company shall as soon as reasonably practicable file with the Trustee (and the Conversion Agent if not the Trustee) an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment or be the basis for a default or Event of Default for any purpose under the Indenture. Unless and until a Responsible Officer of the Trustee (and the Conversion Agent if not the Trustee) shall have received such Officers’ Certificate, the Trustee (and the Conversion Agent if not the Trustee) shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall deliver such notice of such adjustment of the Conversion Rate to each Securityholder, the Trustee (and the Conversion Agent if not the Trustee).

(l) For purposes of this Section 7.04, the number of shares of Common Stock at any time outstanding shall not include shares of Common Stock held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares of Common Stock issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

Section 7.05. Adjustments of Prices. Whenever any provision of the Indenture requires the Company to calculate the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts over a span of multiple days (including an Observation Period and the period for determining the Stock

Price for purposes of a Make-Whole Fundamental Change), the Company shall make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, Effective Date or expiration date, as the case may be, of the event occurs, at any time during the period when the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts are to be calculated.

For the avoidance of doubt, the adjustments pursuant to this Section 7.05 shall be made, solely to the extent that the Company in good faith determines that any such adjustment is necessary, without duplication of any adjustment to the Conversion Rate made pursuant to Section 7.04.

Section 7.06. Shares to Be Fully Paid. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for conversion of the Notes from time to time as such Notes are presented for conversion (assuming delivery of the maximum number of Additional Shares pursuant to Section 7.03 and that at the time of computation of such number of shares, all such Notes would be converted by a single Securityholder and that Physical Settlement were applicable).

Section 7.07. Effect of Recapitalizations, Reclassifications and Changes of the Common Stock.

(a) In the case of:

(i) any recapitalization, reclassification or change of the Common Stock (other than a change to par value, or from par value to no par value or from no par value to par value, or changes resulting from a subdivision or combination),

(ii) any consolidation, merger or combination involving the Company,

(iii) any sale, lease or other transfer to a third party of the consolidated assets of the Company and the Company’s Subsidiaries substantially as an entirety or

(iv) any statutory share exchange,

in each case, as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Common Stock Change Event”), then, at and after the effective time of such Common Stock Change Event, the right to convert each $1,000 principal amount of Notes shall be changed into a right to convert such principal amount of Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Common Stock Change Event would have owned or been entitled to receive (the “Reference Property,” with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one share of Common Stock is entitled to receive) upon such Common Stock Change Event and, prior to or at the effective time of such Common Stock Change Event, the Company or the successor or purchasing person, as the case may be, shall execute with the Trustee a supplemental indenture permitted under Section 6.02(g) providing for such change in the right to convert each $1,000 principal amount of Notes; provided, however, that at and after the effective time of the Common Stock Change Event (A) the Company shall continue to have the right to elect Physical Settlement, Cash Settlement, or Combination Settlement, with respect to conversions of Notes in accordance with Section 7.02 and (B) (I) any amount payable in cash upon conversion of the Notes in accordance with Section 7.02 shall continue to be payable in cash, (II) any shares of Common Stock that the Company would have been required to deliver upon conversion of the Notes in accordance with Section 7.02 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have been entitled to receive in such Common Stock Change Event, (III) the Daily VWAP shall be calculated (in a manner determined by the Company in its reasonable discretion) based on the value of a unit of Reference Property and (IV) the conditions to conversion set forth in Section 7.01(b) will be determined as if each reference to a share of Common Stock were instead a reference to a unit of Reference Property.

If the Common Stock Change Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election), then (i) the Reference Property shall be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of Common Stock, and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one share of Common Stock. The Company shall notify in writing Securityholders, the Trustee and the

Conversion Agent (if other than the Trustee) of such weighted average as soon as reasonably practicable after such determination is made. If the holders of the Common Stock receive only cash in such Common Stock Change Event, then for all conversions for which the relevant Conversion Date occurs after the effective date of such Common Stock Change Event (A) the consideration due upon conversion of each $1,000 principal amount of Notes shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased by any Additional Shares pursuant to Section 7.03), multiplied by the cash price paid per share of Common Stock in such Common Stock Change Event and (B) the Company shall satisfy the Conversion Obligation by paying such cash to converting Securityholders on or before the second Business Day immediately following the relevant Conversion Date.

Such supplemental indenture described in the second immediately preceding paragraph shall provide for anti-dilution and other adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Article 7 in a manner that the Company deems appropriate in its reasonable discretion to preserve the economic interests of Securityholders. If, in the case of any Common Stock Change Event, the Reference Property includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a person other than the Company or the successor or purchasing corporation, as the case may be, in such Common Stock Change Event, then such supplemental indenture shall also be executed by such other person.

(b) When the Company executes a supplemental indenture pursuant to subsection (a) of this Section 7.07 and in accordance with Section 6.06, the Company shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise a unit of Reference Property after any such Common Stock Change Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly deliver or cause to be delivered notice thereof to all Securityholders. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(c) The Company shall not become a party to any Common Stock Change Event unless its terms are consistent with this Section 7.07. None of the foregoing provisions shall affect the right of a holder of Notes to convert its Notes into cash, shares of Common Stock (or other Reference Property, if applicable) or a combination of cash and shares of Common Stock (or other Reference Property, if applicable), as applicable, as set forth in Section 7.01 and Section 7.02 prior to the effective date of such Common Stock Change Event.

(d) The above provisions of this Section shall similarly apply to successive Common Stock Change Events.

Section 7.08. Certain Covenants. (a) The Company covenants that all shares of Common Stock issued upon conversion of Notes will be fully paid and non-assessable by the Company.

(b) The Company further covenants that if at any time the Common Stock shall be listed on any national securities exchange or automated quotation system the Company will use commercially reasonable efforts to list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, any Common Stock issuable upon conversion of the Notes.

Section 7.09. Responsibility of Trustee. The Trustee and any Conversion Agent shall not at any time be under any duty or responsibility to any Securityholder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 7.07 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Securityholders upon the conversion of their Notes after any event referred to in such Section 7.07 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 6.01 of the Base Indenture, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto. Neither the Trustee nor the Conversion Agent shall be responsible for determining whether any event contemplated by Section 7.01(b) has occurred that makes the Notes eligible for conversion or no longer eligible therefor until the Company has delivered to the Trustee and the Conversion Agent the notices referred to in Section 7.01(b) with respect to the commencement or termination of such conversion rights, on which notices the Trustee and the Conversion Agent may conclusively rely, and the Company agrees to deliver such notices to the Trustee and the Conversion Agent reasonably promptly after the occurrence of any such event or at such other times as shall be provided for in Section 7.01(b). Neither the Trustee, nor the Conversion Agent shall have any obligation to independently determine or verify if any Fundamental Change, Make-Whole Fundamental Change, Trigger Event, or any other event has occurred or notify the Holders of any such event. Neither the Trustee, nor the Conversion Agent shall have the responsibility for any act or omission of any Designated Institution.

Section 7.10. Shareholders Rights Plans. If the Company has a shareholders rights plan in effect upon conversion of the Notes, each share of Common Stock, if any, issued upon such conversion shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such shareholders rights plan, as the same may be amended from time to time. However, if, prior to any conversion of Notes, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable shareholders rights plan, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all or substantially all holders of the Common Stock Distributed Property as provided in Section 7.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

Section 7.11. Exchange in Lieu of Conversion. (a) When a Securityholder surrenders its Notes for conversion, the Company may, at its election, cause such Notes to be delivered, on or prior to the second Business Day following the relevant Conversion Date, to a financial institution designated by the Company (the “Designated Institution”) for exchange in lieu of conversion (an “Exchange Election”). In order to accept any Notes surrendered for conversion for exchange in lieu of conversion, the Designated Institution must agree to timely deliver, in exchange for such Notes, the cash, shares of Common Stock (or Reference Property, if applicable) or combination of cash and shares of Common Stock (or Reference Property, if applicable), at the Company’s election, that would otherwise be due upon conversion as set forth in Section 7.02 above or such other amount agreed to by such Securityholder and the Designated Institution(s) and in respect of which the Company has notified converting Securityholders. If the Company makes the election described above, the Company shall, by the close of business on the Business Day following the relevant Conversion Date, notify in writing the Securityholder, the Trustee and the Conversion Agent (if not the Trustee) surrendering Notes for conversion that it has made such election. In addition, the Company shall concurrently notify the Designated Institution of the relevant settlement and deadline for delivery of the consideration due upon conversion. The Company, the Securityholder surrendering Notes for conversion, the Designated Institution and the Conversion Agent shall cooperate to cause such Notes to be delivered to the Designated Institution and the Conversion Agent shall be entitled to conclusively rely upon the Company’s instruction in connection with effecting any Exchange Election and shall have no liability for such Exchange Election. Any Notes exchanged by the Designated Institution will remain outstanding notwithstanding the surrender of such Notes, and the exchange will be subject to applicable Depositary procedures.

(b) If the Designated Institution agrees to accept any Notes for exchange but does not timely deliver the related consideration due upon conversion to the Conversion Agent, or if the Designated Institution does not accept such Notes for exchange, the Company shall notify the Conversion Agent and the Securityholders surrendering their Notes for conversion and the Company shall, within the time period specified in Section 7.02(c), convert such Notes into cash, shares of Common Stock (or Reference Property, if applicable) or combination of cash and shares of Common Stock, at the Company’s election, in accordance with the provisions of Section 7.02.

(c) For the avoidance of doubt, in no event will the Company’s designation of a Designated Institution pursuant to this Section 7.11 require the Designated Institution to accept any Notes for exchange. The Company shall promptly notify in writing the Trustee and the Conversion Agent (if other than the Trustee) if any Notes for which an Exchange Election has been made are not accepted by the Designated Institution for such Exchange Election.

ARTICLE 8

REPURCHASE OF NOTES AT OPTION OF HOLDERS

Section 8.01. Repurchase at Option of Holders Upon a Fundamental Change. (a) If a Fundamental Change occurs at any time, each Securityholder shall have the right, at such Securityholder’s option, to require the Company to repurchase for cash all of such Securityholder’s Notes, or any portion thereof that is equal to a minimum denomination of $1,000 or an integral multiple of $1,000 in excess thereof, on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than 20 calendar days or more than 35 calendar days following the date of the Fundamental Change Company Notice at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Company shall instead pay the full amount of accrued and unpaid interest to the Securityholder of record as of such Regular Record Date, and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of Notes to be repurchased pursuant to this Article 8. The Fundamental Change Repurchase Date shall be subject to postponement in order to permit the Company to comply with applicable law as a result of changes to such applicable law occurring after the date of this Supplemental Indenture.

(b) Repurchases of Notes under this Section 8.01 shall be made, at the option of the Securityholder thereof, upon:

(i) delivery to the Paying Agent by a Securityholder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth in Attachment 2 to the Form of Note attached hereto as Exhibit A, if the Notes are Physical Notes, or in compliance with the Depositary’s procedures for surrendering interests in Global Securities, if the Notes are Global Securities, in each case on or before the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date; and

(ii) delivery of the Notes, if the Notes are Physical Notes, to the Paying Agent at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements for transfer) at the office of the Paying Agent, or book-entry transfer of the Notes, if the Notes are Global Securities, in compliance with the procedures of the Depositary, in each case such delivery being a condition to receipt by the Securityholder of the Fundamental Change Repurchase Price therefor.

The Fundamental Change Repurchase Notice in respect of any Notes to be repurchased shall state:

(i) in the case of Physical Notes, the certificate numbers of the Notes to be delivered for repurchase;

(ii) the portion of the principal amount of Notes to be repurchased, which must be a minimum denomination of $1,000 or an integral multiple in excess thereof; and

(iii) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Supplemental Indenture;

provided, however, that if the Notes are Global Securities, the Fundamental Change Repurchase Notice must comply with appropriate Depositary procedures.

Notwithstanding anything herein to the contrary, any Securityholder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 8.01 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 8.02.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

(c) On or before the 20th calendar day after the effective date of a Fundamental Change, the Company shall provide to all Securityholders and the Trustee, the Conversion Agent (if other than the Trustee) and the Paying Agent (in the case of a Paying Agent other than the Trustee) a written notice (the “Fundamental Change Company

Notice”) of the occurrence of the Fundamental Change and of the repurchase right at the option of the Securityholders arising as a result thereof. In the case of Physical Notes, such notice shall be delivered by first class mail or, in the case of Global Securities, such notice shall be delivered in accordance with the applicable procedures of the Depositary. Each Fundamental Change Company Notice shall specify:

(i) the events causing the Fundamental Change;

(ii) the effective date of the Fundamental Change;

(iii) the last date on which a Securityholder may exercise the repurchase right pursuant to this Article 8;

(iv) the Fundamental Change Repurchase Price;

(v) the Fundamental Change Repurchase Date;

(vi) the name and address of the Paying Agent and the Conversion Agent, if applicable;

(vii) the Conversion Rate and, if applicable, any adjustments to the Conversion Rate as a result of such Fundamental Change;

(viii) that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Securityholder may be converted only if the Securityholder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Supplemental Indenture; and

(ix) the procedures that Securityholders must follow to require the Company to repurchase their Notes.

Simultaneously with providing such notice, the Company shall publish the information on its website, through a press release, or through such other public medium as the Company may use at that time.

At the Company’s request to the Trustee no less than seven days (or such shorter period as agreed by the Trustee) before the date on which such notice is to be sent, the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Fundamental Change Company Notice shall be prepared by the Company.

(d) Notwithstanding the foregoing, the Company shall not be required to repurchase, or to make an offer to repurchase, the Notes upon a Fundamental Change if a third party makes such an offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by the Company as set forth above, and such third party purchases all Notes properly surrendered and not validly withdrawn under its offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by the Company as set forth above.

(e) Notwithstanding the foregoing, the Company shall not be required to give such notice or repurchase the Notes as described above upon a Fundamental Change pursuant to clause (b) of the definition thereof if (1) such Fundamental Change results in the Notes becoming convertible (pursuant to Section 7.07) into an amount of cash per Note greater than the Fundamental Change Repurchase Price (assuming the maximum amount of accrued interest would be payable based on the latest possible Fundamental Change Repurchase Date) and (2) the Company provides timely notice of the Securityholders’ right to convert their Notes based on such Fundamental Change as described in Section 7.01(b)(iii).

Notwithstanding the foregoing, no Notes may be repurchased by the Company on any date at the option of the Securityholders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes).

Section 8.02. Withdrawal of Fundamental Change Repurchase Notice. (a) A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Corporate Trust Office of the Paying Agent in accordance with this Section 8.02 at any time prior to the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:

(i) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted, which must be in minimum denominations of $1,000 principal amount or integral multiples of $1,000 in excess thereof,

(ii) if Physical Notes have been issued, the certificate number of the Note in respect of which such notice of withdrawal is being submitted, and

(iii) the principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in minimum denominations of $1,000 principal amount or integral multiples of $1,000 in excess thereof;

provided, however, that if the Notes are Global Securities, the notice must comply with appropriate procedures of the Depositary.

Section 8.03. Deposit of Fundamental Change Repurchase Price. (a) The Company will deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 3.04 of the Base Indenture) at or prior to 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Fundamental Change Repurchase Price. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for repurchase (and not withdrawn prior to the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date) will be made on the later of (i) the Fundamental Change Repurchase Date (provided the Securityholder has satisfied the conditions in Section 8.01) and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Securityholder thereof in the manner required by Section 8.01. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price.

(b) If by 11:00 a.m. New York City time, on the Fundamental Change Repurchase Date, the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased on such Fundamental Change Repurchase Date, then, with respect to the Notes that have been properly surrendered for repurchase and have not been validly withdrawn, (i) such Notes will cease to be outstanding, (ii) interest will cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent) and (iii) all other rights of the Securityholders of such Notes will terminate (other than the right to receive the Fundamental Change Repurchase Price and, if applicable, accrued and unpaid interest).

(c) Upon surrender of a Physical Note that is to be repurchased in part pursuant to Section 8.01, the Company shall execute and the Trustee shall authenticate and deliver to the Securityholder a new Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note surrendered.

Section 8.04. Covenant to Comply with Applicable Laws Upon Repurchase of Notes. In connection with any repurchase offer pursuant to a Fundamental Change Repurchase Notice, the Company will, if required:

(a) comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act;

(b) file a Schedule TO or any other required schedule under the Exchange Act; and

(c) otherwise comply with all federal and state securities laws in connection with any offer by the Company to repurchase the Notes;

in each case, so as to permit the rights and obligations under this Article 8 to be exercised in the time and in the manner specified in this Article 8. Notwithstanding the foregoing, to the extent that the obligations of the Company to offer to repurchase and to repurchase Notes under this Article 8 conflict with any law or regulation adopted after the date hereof and that is applicable to the Company, the Company’s compliance with such law or regulation shall not be considered to be a default of such obligations.

ARTICLE 9

NO OPTIONAL REDEMPTION

Section 9.01. Applicability of Article Fourteen of the Base Indenture. Article Fourteen of the Base Indenture shall not apply to the Notes. The Notes shall not be redeemable by the Company as its option prior to the Maturity Date, and no sinking fund is provided for the Notes.

ARTICLE 10

CONCERNING THE CONVERSION AGENT

Section 10.01. Applicability of Article Six of the Base Indenture. The same protections provided to the Trustee in Article Six of the Base Indenture shall also apply to the Conversion Agent.

ARTICLE 11

MISCELLANEOUS PROVISIONS

Section 11.01. Notices, Etc.

Any notice or communication mailed to a Securityholder shall be mailed to it by first class mail, postage prepaid, at its address as it appears on the Security register and shall be sufficiently given to it if so mailed within the time prescribed; provided that notices given to Securityholders of Global Securities may be given through the facilities of the Depositary, notwithstanding anything herein to the contrary.

Failure to send a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is sent in the manner provided above, it is duly given, whether or not the addressee receives it.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Securityholders by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Notwithstanding anything to the contrary in the Indenture or the Notes, whenever any provision of the Indenture requires a party to send notice to another party, no such notice need be sent if the sending party and the recipient are the same person acting in different capacities.

Section 11.02. Execution in Counterparts. This Supplemental Indenture may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. The words “execution,” signed,” “signature,” and words of like import in this Supplemental Indenture or in any other certificate, agreement or document related to the Supplemental Indenture shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign), except in each case with respect to authentication by the Trustee of the Notes. The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

Section 11.03. Calculations. Except as otherwise provided herein, the Company shall be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the Last Reported Sale Prices of the Common Stock, the Daily VWAPs, the Daily Conversion Values, the Daily Settlement Amounts, accrued interest payable on the Notes and the Conversion Rate of the Notes. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Securityholders. The Company shall provide a schedule of its calculations to each of the Trustee, the Conversion Agent and the Paying Agent, and each of the Trustee, the Conversion Agent and the Paying Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Company will forward its calculations to any Securityholder upon the written request of that Securityholder at the sole cost and expense of the Company.

Section 11.04. USA PATRIOT Act. The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Supplemental Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act.

Section 11.05. Ratification of the Base Indenture. Except as amended hereby with respect to the Notes, the Base Indenture, as amended and supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided. The Base Indenture, as amended and supplemented by this Supplemental Indenture with respect to the Notes and the exhibits hereto sets forth the entire agreement and understanding of the parties related to this transaction and supersedes all prior agreements and understandings, oral or written.

Section 11.06. Supplemental Indenture and Notes to be Construed in Accordance with the Laws of the State of Texas. This Supplemental Indenture and each Note shall be deemed to be a contract made under the laws of the State of Texas, and for all purposes shall be construed in accordance with the laws of said State, except as otherwise required by mandatory provisions of law.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.

Southwest Airlines Co.

By:	/s/ Tammy Romo
Name: Tammy Romo
Title: Executive Vice President and Chief Financial Officer

By:	/s/ David Christopher Monroe
Name: David Christopher Monroe
Title: Senior Vice President and Treasurer

[Signature Page to First Supplemental Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Patrick Giordano
Name: Patrick Giordano
Title: Vice President.

[Signature Page to First Supplemental Indenture]

EXHIBIT A

[FORM OF FACE OF NOTE]

[INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE]

[THIS NOTE IS A GLOBAL SECURITY AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREUNDER IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

1

Southwest Airlines Co.

1.250% Convertible Senior Note due 2025

No. CN-[ ]	[Initially][1] $[ ]

CUSIP No. 844741 BG2

Southwest Airlines Co., a Texas corporation (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [CEDE & CO.]2 [            ]3., or registered assigns, the principal sum of $                     (                    DOLLARS) or such other amount [as shall be set forth in the “Schedule of Exchanges of Notes” attached hereto, in accordance with the rules and procedures of the Depositary], on May 1, 2025, and interest thereon as set forth below.

This Note shall bear interest at the rate of 1.250% per year from May 1, 2020, or from the most recent date to which interest has been paid or provided for. Interest is payable semiannually in arrears on each May 1 and November 1, commencing on November 1, 2020, to Securityholders of record at the close of business on the preceding April 15 and October 15 (whether or not such day is a Business Day), respectively. Accrued interest on this Note shall be computed on the basis of a 360-day year composed of twelve 30-day months. Additional Interest may be payable as set forth in Section 5.03 of the within-mentioned Supplemental Indenture, and any reference to interest on, or in respect of, any Note therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to such Section 5.03, and any express mention of the payment of Additional Interest in any provision therein shall not be construed as excluding Additional Interest in those provisions thereof where such express mention is not made.

Any Defaulted Amounts shall accrue interest per annum at the rate borne by the Notes.

The Company shall pay the principal of and interest on, and cash consideration due, if any, upon conversion of, this Note, if and so long as such Note is a Global Security, by wire transfer in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Securityholder of such Note. As provided in and subject to the provisions of the Indenture, the Company shall pay the principal of any Notes (other than Notes that are Global Securities) at the office or agency designated by the Company for that purpose. The Company has initially designated the Trustee as its Paying Agent and Security registrar in respect of the Notes and its Corporate Trust Office as a place where Notes may be presented for payment or for registration of transfer and exchange.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Securityholder of this Note the right to convert this Note into, at the Company’s election, cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall be construed in accordance with and governed by the laws of the State of Texas.

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually by the Trustee or a duly authorized authenticating agent under the Indenture.

[Remainder of page intentionally left blank]

[1]	Include if a global note.
[2]	Include if a global note.
[3]	Include if a physical note.

2

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

SOUTHWEST AIRLINES CO.

By:
Name:
Titile:

ATTEST:

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Wells Fargo Bank, National Association

as Trustee, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Signatory

3

[FORM OF REVERSE OF NOTE]

Southwest Airlines Co.

1.250% Convertible Senior Note due 2025

This Note is one of a duly authorized issue of Notes of the Company, designated as its 1.250% Convertible Senior Notes due 2025 (the “Notes”), issued initially in the aggregate principal amount of $2,300,000,000 under and pursuant to an Indenture, dated as of September 17, 2004 (the “Base Indenture”), as amended and supplemented by the First Supplemental Indenture, dated as of May 1, 2020 (herein called the “Supplemental Indenture”; the Base Indenture, as amended and supplemented by the Supplemental Indenture, and as it may be further amended or supplemented from time to time, the “Indenture”), between the Company and Wells Fargo Bank, National Association, a national banking association organized under the laws of the United States of America, as Trustee (the “Trustee”), to which the Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Securityholders. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture. Capitalized terms used in this Note and not defined in this Note shall have the respective meanings set forth in the Indenture. In the event of any inconsistency between this Note and the Indenture, the terms of the Indenture shall govern.

In case certain Events of Default shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee or Securityholders of at least 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Repurchase Price on the Fundamental Change Repurchase Date and the principal amount on the Maturity Date, as the case may be, to the Securityholder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Securityholders, and in certain other circumstances, with the consent of the Securityholders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Securityholders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Securityholders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

The Notes will initially be issued in the form of a Global Security. The Notes are issuable in registered form without coupons in minimum denominations of $1,000 principal amount and $1,000 integral multiples in excess thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Securityholder of the new Notes issued upon such exchange of Notes being different from the name of the Securityholder of the old Notes surrendered for such exchange.

The Notes are not subject to redemption through the operation of any sinking fund or otherwise.

Upon the occurrence of a Fundamental Change, the Company shall be required to offer to purchase for cash all of the Notes on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

Subject to the provisions of the Indenture, the Securityholder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that are in minimum denominations of $1,000 principal amount or integral multiples of $1,000 in excess thereof, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election, based on the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

4

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Custodian

TEN ENT = as tenants by the entireties

JT TEN = joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

5

SCHEDULE A

SCHEDULE OF EXCHANGES OF NOTES

Southwest Airlines Co.

1.250% Convertible Senior Notes due 2025

The initial principal amount of this Global Security is [            ] DOLLARS ($[    ]). The following increases or decreases in this Global Security have been made:

Date of exchange	Amount of decrease in principal amount of this Global Security	Amount of increase in principal amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

6

ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]

To: Southwest Airlines Co.

To: Wells Fargo Bank, National Association

Corporate Trust – DAPS REORG

600 Fourth Street South, 7th Floor

MAC N9300-070

Minneapolis, MN 55415

Phone: 1-800-344-5128

Fax: 1-866-969-1290

Email: dapsreorg@wellsfargo.com

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that are in minimum denominations of $1,000 principal amount or integral multiples of $1,000 in excess thereof) below designated, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and any shares of Common Stock issuable and deliverable upon such conversion, together with any cash for any fractional share, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Securityholder hereof unless a different name has been indicated below. If any shares of Common Stock or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any in accordance with Section 7.02(d) and Section 7.02(e) of the Supplemental Indenture. Any amount required to be paid to the undersigned on account of interest accompanies this Note. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed

by an eligible Guarantor Institution

(banks, stock brokers, savings and

loan associations and credit unions)

with membership in an approved

signature guarantee medallion program

pursuant to Securities and Exchange

1

Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Notes are to be delivered, other than to and in the name of the registered holder.

Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)
Please print name and address

Principal amount to be converted (if less than all): $ ,000

NOTICE: The above signature(s) of the Securityholder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer
Identification Number

2

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

To:	Southwest Airlines Co.

To:	Wells Fargo Bank, National Association

Corporate Trust – DAPS REORG

600 Fourth Street South, 7th Floor

MAC N9300-070

Minneapolis, MN 55415

Phone: 1-800-344-5128

Fax: 1-866-969-1290

Email: dapsreorg@wellsfargo.com

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Southwest Airlines Co. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Section 8.01 of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that are in minimum denominations of $1,000 principal amount or integral multiples of $1,000 in excess thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer
Identification Number

Principal amount to be repurchased (if less than all): $ ,000

NOTICE: The above signature(s) of the Securityholder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

B-1

ATTACHMENT 3

[FORM OF ASSIGNMENT AND TRANSFER]

For value received                                                   hereby sell(s), assign(s) and transfer(s) unto                                          (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                              attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

1

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an

eligible Guarantor Institution (banks, stock

brokers, savings and loan associations and

credit unions) with membership in an approved

signature guarantee medallion program pursuant

to Securities and Exchange Commission

Rule 17Ad-15 if Notes are to be delivered, other

than to and in the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

2